EXHIBIT  H



          Securities And Exchange Commission
          (Release No.            :  70-    )


          GPU SERVICE CORPORATION, JERSEY CENTRAL POWER & LIGHT COMPANY, METROPOLITAN EDISON COMPANY AND PENNSYLVANIA ELECTRIC COMPANY.


          Notice of Proposed Offering by GPU Service Corporation, Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, wholly-owned subsidiaries of General Public Utilities Corporation, to provide Meter Reading and related Services to non-affiliates.


          Jersey  Central Power  &  Light Company  ("JCP&L"),  Metropolitan

          Edison  Company  ("Met-Ed")  and  Pennsylvania  Electric  Company

          ("Penelec") are operating electric  public utility companies  and wholly-owned subsidiaries of General Public Utilities Corporation

          ("GPU"), a registered holding company under the Act.  GPU Service

          Corporation  ("GPUSC")is a service  company under the  Act and is also a wholly-owned subsidiary of GPU.  Collectively, GPU, JCP&L,

          Met-Ed, Penelec and  GPUSC   are hereinafter referred  to as  the

          "GPU Companies" or "Applicants."



          The Applicants  propose to provide (i)meter  reading, billing and

          collection   services,   and   customer    call-center   services

          ("Services") for non-affiliated  water and  gas utility  entities

          including  the  utility   agencies  of  cities,   municipalities,

          counties and governmental entities  ("Non-Affiliated Utilities"),

          (ii) billing  and collection  and call center  services ("Billing and Marketing  Services") to other businesses  such as commercial service  providers and  retailers ("Non-Utility  Businesses") and

          (iii) consolidated  electric, water  and gas  bills, consolidated


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          remittance processing of electric, water and gas utility accounts and  consolidated account services  ("Consolidated Services") for both Non-Affiliated Utilities and Non-Utility Businesses.



          The  GPU Companies  propose to  provide  the Services,  Billing &

          Marketing Services, and  the Consolidated Services (collectively,

          the  "Proposed  New Services")  whether  or  not the  Non-Utility

          Businesses or the  customers  of the Non-Affiliated Utilities are also customers  of JCP&L, Met-Ed  or Penelec.  The GPU  Companies believe  that  providing  the  Proposed  New  Services  will  not interfere  with  the  provision  of the  same  such  services for

          utility  customers  of  JCP&L,  Met-Ed  or  Penelec.    Moreover,

          provision  of  the  Proposed New  Services  will  enable the  GPU

          Companies to use the accumulated  expertise of their personnel in

          these  areas  resulting  in   the  optimal  utilization  of  such

          capabilities and resources.



          Agreements for the provision  of the Proposed New Services   will

          be negotiated and entered into on an arm's length basis.  The GPU

          Companies propose  to offer  the Proposed New  Services described

          herein from time to time   through December 31, 2001; however, it

          is  proposed that  the  term of  any  contracts to  provide  such services which  are  entered into  before  that date  may  extend beyond that date in accordance with the terms of such contracts.



          The  GPU Companies anticipate that  during the   period for which

          authority   is  requested   hereunder,  annual   expenditures  in

          connection  with transactions  undertaken in  connection herewith



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          will  not exceed  $10 million  and revenues  will not  exceed $20 million.



          The Applicants will account for expenses, including an allocation of  capital and other costs, and the revenue derived therefrom in accordance with the FERC Uniform System of accounts (FERC Account

          No. 421 - "Miscellaneous Non-Operating Income").  GPUSC, when  it is  not providing  a  Proposed New  Service  directly to  a  Non-

          Affiliated Utility or Non-Utility  Business, may provide  support to the  GPU  Operating  Companies in  connection  with  any  such services provided  by  them and  will  document its  expenses  in

          separate  work  orders  which,   with  the  usual  and  customary

          overheads, will be charged to the  appropriate accounts of JCP&L,

          Met-Ed and Penelec  in proportion  to the interest  of each  such company, if any, in the particular transaction.



          The GPU Companies will, on  or before May 1 of each  year, report to  the Commission any transactions entered  into pursuant to the authorization requested hereunder as well as the revenues derived therefrom and  the expenses associated therewith,  in an appendix to the U-5-S  (with respect to JCP&L, Met-Ed and  Penelec) or the

          U-13-60 (in the case of GPUSC) filed annually pursuant to the Act and in  lieu of any reports  otherwise required by  Rule 24 under the Act.



               The application is  available for public inspection  through the Commission's Office of  Public Reference.  Interested persons wishing to comment or request a hearing should submit their views



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          in writing to the  Secretary, Securities and Exchange Commission,

          Washington, D.C. 20549, and serve a copy on the applicants at the

          address specified above.   Proof of service (by affidavit  or, in

          the case of an attorney at  law, by certificate) should be  filed

          with  the  request.   Any request  for  a hearing  shall identify

          specifically the  issues of  fact or law  that are  disputed.   A

          person  who so  requests  will be  notified  of any  hearing,  if ordered, and will receive a copy of any notice or order issued in this matter.  After said date,  the application as filed or as it may be amended, may be granted and permitted to become effective.



               For   the   Commission,  by   the  Division   of  Investment

          Management, pursuant to delegated authority.

                                      Secretary































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